Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Full Year 2018 Results

Revenue increased 46% in 2018 compared to the prior year reflecting continued success growing the company’s profiling business with Pharma company customers

TUCSON, Ariz., March 7, 2019 -- HTG Molecular Diagnostics, Inc. (Nasdaq:HTGM) (HTG), a life science company whose mission is to advance precision medicine, today reported its financial results for the year ended December 31, 2018.

Recent Accomplishments & Highlights:

•

Achieved revenue of $21.5 million for the year ended December 31, 2018, representing a 46% increase over fiscal 2017. This increase was driven by the expansion of the company’s profiling services business and further progress on our collaborative development programs.

•

Established HTG Molecular Diagnostics France, SARL (“HTG France”), a wholly-owned French subsidiary, encompassing an applications laboratory in Sausheim, France. HTG France is expected to facilitate HTG’s ability to generate molecular diagnostic revenue in Europe and to improve our responsiveness to our growing customer base in Europe.

•

Entered into an amendment and extension to HTG’s second precision diagnostic partnership program under the company’s Master Assay Development, Commercialization and Manufacturing Agreement with QIAGEN Manchester Limited in February 2019.

•

Expanded HTG’s molecular diagnostic leadership team to include Dr. Maureen Cronin, CSO, and, most recently, Laura Beggrow, President, Diagnostics, and also made several, experienced development team hires, expected to be based in a San Francisco Bay Area California facility.

“We entered 2018 with the momentum of our collaboration program success and determined to grow our profiling business further, by accelerating customer adoption, expanding our Biopharma pipeline, initiating commercialization of our CE/IVD products in Europe and strengthening our balance sheet. In 2019 we plan to leverage our 2018 momentum to expand our base profiling business and execute on our diagnostic programs,” said TJ Johnson, CEO of HTG.

Full Year 2018 Financial Results; 2019 Guidance:

Revenue for the year ended December 31, 2018 was $21.5 million, compared to $14.8 million for the year ended December 31, 2017.

Cost of product and product-related services revenue for the year ended December 31, 2018 was $5.1 million, compared to $5.0 million for the year ended December 31, 2017. In addition, costs relating to our collaborative development services revenue, which are included in research and development expense in HTG’s consolidated statements of operations, were approximately $8.0 million for the year ended December 31, 2018, compared to $4.8 million for the year ended December 31, 2017.

Net loss from operations for the year ended December 31, 2018 was $16.2 million, compared to $17.7 million for year ended December 31, 2017. Net loss for the year ended December 31, 2018 was $16.5 million, compared to $19.0 million for the year ended December 31, 2017. Net loss per share for the year ended December 31, 2018 was $(0.60) compared to $(1.79) for the year ended December 31, 2017.

HTG ended 2018 with $31.1 million in cash, cash equivalents and short-term available-for-sale securities and current liabilities of approximately $7.0 million plus an additional $15.7 million in non-current liabilities. An additional $3.3 million of restricted cash was held in connection with the convertible note that is included in non-current liabilities as of December 31, 2018.

HTG is providing Q1 2019 revenue guidance of $2.5 million to $3.0 million and full year revenue guidance of $23.0 million to $28.0 million for 2019.

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. Eastern Time. Conference call and webcast details follow:

Date:	Thursday, March 7, 2019
Time:	4:30pm Eastern Time
Toll Free:	(877) 407-0789
International:	(201) 689-8562
Conference ID:	13687663
Webcast:	http://public.viavid.com/index.php?id=133300

About HTG:

HTG is focused on advancing precision medicine. The company’s proprietary HTG EdgeSeq technology automates complex, highly multiplexed molecular profiling from solid and liquid samples, even when limited in amount. HTG’s customers use its technology to identify biomarkers important for precision medicine, to understand the clinical relevance of these discoveries, and ultimately to identify treatment options.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of our French subsidiary and our revenue and operational expectations for 2019. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that our French subsidiary and operations may not provide the expected benefits, the risk that we may not achieve our revenue guidance for Q1 2019 or the full year 2019 (including, without limitation, due to variations from our expectations in the amount or timing of work we perform under one or more companion diagnostic development programs with pharma customers, which development programs comprise an increasing portion of our business and therefore have the ability to significantly impact the timing and amount of revenue recognized in one or more fiscal periods), the risk that we may not realize the benefits expected under our collaboration agreements, risks associated with our ability to successfully commercialize our products; the risk that our products and services may not be adopted by biopharmaceutical companies or other customers as anticipated, or at all; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

HTG Molecular Diagnostics, Inc.
Consolidated Statements of Operations

	Years Ended December 31,
	2018	2017
Revenue:
Product and product-related services	$9,121,390	$6,797,255
Collaborative development services	12,382,504	7,962,312
Total revenue	21,503,894	14,759,567

Operating expenses:
Cost of product and product-related services revenue	5,090,475	4,971,806
Selling, general and administrative	19,974,616	17,513,742
Research and development	12,598,034	9,996,627
Total operating expenses	37,663,125	32,482,175
Operating loss	(16,159,231)	(17,722,608)
Loss on settlement of Growth Term Loan	(105,064)	—
Interest income (expense)	(186,097)	(1,234,488)
Net loss before income taxes	(16,450,392)	(18,957,096)
Provision for income taxes	3,526	2,921
Net loss	$(16,453,918)	$(18,960,017)

Net loss per share, basic and diluted	$(0.60)	$(1.79)
Shares used in computing net loss per share, basic and diluted	27,523,463	10,597,318

HTG Molecular Diagnostics, Inc.
Consolidated Balance Sheets

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$8,432,600	$9,968,600
Short-term investments available-for-sale, at fair value	22,681,049	—
Accounts receivable	5,012,678	6,356,268
Inventory, net	1,306,609	1,180,521
Prepaid expenses and other	568,209	443,068
Total current assets	38,001,145	17,948,457

Restricted cash - non-current	3,270,247	—
Deferred offering costs	59,030	2,953
Deferred MidCap revolving loan costs	67,068	—
Property and equipment, net	2,373,790	3,304,890
Total assets	$43,771,280	$21,256,300

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$1,849,921	$2,438,798
Accrued liabilities	3,358,465	3,746,786
Contract liabilities - current	332,711	665,882
NuvoGen obligation - current	1,290,234	496,442
Growth Term Loan payable - net of discount and debt issuance costs	—	5,793,599
Other current liabilities	186,043	200,460
Total current liabilities	7,017,374	13,341,967
NuvoGen obligation - non-current, net of discount	5,702,519	7,520,913
Convertible note, related party - net of debt issuance costs	2,974,213	2,960,760
MidCap Term Loan payable - net of discount and debt issuance costs	6,704,641	—
Other non-current liabilities	280,471	492,197
Total liabilities	22,679,218	24,315,837
Commitments and Contingencies
Total stockholders’ equity (deficit)	21,092,062	(3,059,537)
Total liabilities and stockholders' equity (deficit)	$43,771,280	$21,256,300

Contact:

Ashley Robinson

LifeSci Advisors, LLC

Phone: (617) 535-7742

Email: arr@lifesciadvisors.com